UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 10, 2006

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461		73-1352174
(Commission File Number)		(IRS Employer Identification No.)

10701 E. Ute Street	Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)		(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 10, 2006, Matrix Service Company announced that Matrix Service Inc., its wholly owned subsidiary, has executed an Engineering, Fabrication and Construction (EFC) contract with Plains All American Pipeline, L.P. (NYSE: PAA) for the construction of additional above ground storage tanks in connection with Phase II construction activities at Plains’ St. James Terminal facility in Louisiana. Matrix Service Inc.’s work on Plains’ Phase II project is expected to be approximately $26 million.

The scope of work during the Phase II development will entail construction of approximately 2.7 million barrels of additional tankage at Plains’ crude oil storage and terminalling facility in St. James, Louisiana. The Phase II project will expand Plains’ total capacity at the facility to 6.2 million barrels.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

99	Press Release dated October 10, 2006, announcing a definitive agreement to construct tankage at a terminal facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: October 12, 2006	By:	/s/ George L. Austin
George L. Austin
Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated October 10, 2006, announcing a definitive agreement to construct tankage at a terminal facility.